Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Description of the Merger and Other Transactions

The Merger

On February 22, 2023, Vascular Biogenics Ltd. (“VBL” or the “Company”) entered into a Merger Agreement (the “Merger Agreement”) among VBL, Notable Labs, Inc. (“Notable”) and Vibrant Merger Sub, Inc., VBL’s direct, wholly-owned subsidiary (“Merger Sub”), pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Notable merged with and into Merger Sub at the effective time (“Effective Time”), with Notable continuing after the merger as the surviving corporation and VBL’s wholly-owned subsidiary (such transaction, the “Merger”). The Merger was intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

On October 16, 2023, VBL closed the Merger with Notable. In conjunction with the Merger, the Company changed its name from “Vascular Biogenics Ltd.” to “Notable Labs, Ltd.” (the “Name Change”).

Also on October 16, 2023, in connection with, and prior to completion of, the Merger, the Company effected a 1-for-35 reverse share split (the “Reverse Share Split”) of its ordinary shares, of a nominal value of NIS 0.35 each (“Ordinary Shares”).

Immediately following the Reverse Share Split, at the Effective Time, there were approximately 8,936,365 Ordinary Shares outstanding, of which, the existing VBL shareholders owned approximately 2,218,306 outstanding Ordinary Shares and the former Notable shareholders owned approximately 6,718,059 outstanding Ordinary Shares. On a fully-diluted basis, the former Notable shareholders beneficially own approximately 75.2% of the Ordinary Shares. The officers and directors of Notable prior to the Closing and certain Notable stockholders are subject to lock-up agreements. Pursuant to the lock-up agreements, the parties have agreed, except in limited circumstances, not to offer, pledge, sell or otherwise transfer or dispose of, directly or indirectly, or engage in swap or similar transactions with respect to the Ordinary Shares, or securities exchangeable for Ordinary Shares, for a period of 60 days following the Closing.

In addition, effective upon the Closing, the holders of unexercised Notable stock options and warrants immediately prior to the Closing were issued replacement stock options and warrants to purchase an aggregate of 255,646 Ordinary Shares.

Following the completion of the Merger, the Company’s business became that of Notable, which is a clinical-stage platform therapeutics company developing predictive precision medicines for patients with cancer.

Upon closing of the Merger, the board of directors of the Company consists of seven directors, with one director designated by VBL. Following the closing of the Merger, the Company is being led by Notable’s chief executive officer and executive management team.

At the annual and special meeting of the Company’s shareholders held on October 12, 2023, the Company’s shareholders approved amendments to the Company’s Amended and Restated Articles of Association (the “Articles”), to effect the Reverse Share Split, to increase the Company’s registered share capital by NIS 10,000,000 and authorize an additional 1,000,000,000 Ordinary Shares, subject to any adjustments required pursuant to the Merger and the Reverse Share Split, as determined by the Company’s board of directors (the “Share Capital Increase”), approve change of the Company’s name to “Notable Labs, Ltd.”, effective as of the closing of the Merger, and a modification to the legal quorum required for the Company’s general meeting of shareholders, which shall consist of at least one (1) shareholder who holds or represents at least 33 1/3% of the voting rights in the Company (the “Quorum Modification”), effective as of the closing of the Merger. Following the effect of the Reverse Share Split, the Company has 34,285,714 authorized Ordinary Shares and NIS 12,000,000 of registered share capital.

Notable Pre-Closing Financing

In February 2023 and in connection with the Merger, Notable issued and sold Series D SAFEs to existing Notable stockholders and their affiliates in the aggregate amount of approximately $4.4 million. The Series D SAFEs convert into shares of Notable’s Series D-1 Preferred Stock, par value $0.001, at a 30% discount to the price the Series D Investors will pay for Notable’s Series D-2 Preferred Stock, par value $0.001. Additionally, in February 2023, Notable entered into a Series D Preferred Stock Purchase Agreement with existing Notable stockholders and their affiliates, pursuant to which, among other things, the Series D Investors irrevocably committed, upon closing of the Merger, to purchase approximately $6.0 million of Notable Series D-2 Preferred Stock. The Purchased Securities were exchanged for Ordinary Shares in the Merger pursuant to the Exchange Ratio.

On June 28, 2023, Notable entered into Simple Agreements for Future Equity (the “D-2 SAFEs”) with certain investors who committed to purchase shares of Series D-2 Preferred Stock pursuant to the Series D Purchase Agreement. The D-2 SAFEs will convert into shares of Series D-2 Preferred Stock without a discount and reduce the purchase price owed by each such investor under the Series D Purchase Agreement on a dollar-for-dollar basis. Through September 30, 2023, Notable received approximately $3.3 million of aggregate gross proceeds from the purchasers of the D-2 SAFEs.

The sale of Series D SAFEs, Series D-2 SAFEs, and Series D-1 and D-2 Preferred Stock by Notable are referred to as Notable Pre-Closing Financing throughout these unaudited pro forma condensed combined financial statements. See the section titled “Agreements Related to the Merger – Simple Agreements for Future Equity and Series D Stock Purchase Agreement” for more information related to the Notable Pre-Closing Financing.

VB-601 Asset Sale

On October 16, 2023, the Company completed the sale of VB-601 and MOSPD2 related assets (the “VB-601 Asset Sale”) to Immunewalk Therapeutics Inc. (“Immunewalk”), pursuant to the terms of an Asset Purchase Agreement dated as of October 1, 2023, between the Company and Immunewalk (the “Asset Purchase Agreement”). Under the Asset Purchase Agreement, Immunewalk agreed to pay an upfront cash payment of $250,000 to the Company at the closing and additional payments of up to $4.75 million upon the achievement of clinical and commercial milestones by Immunewalk, its Affiliates or Licensees. Immunewalk also agreed to pay a low to mid-single digit percentage tiered royalty on aggregate annual Net Sales by Immunewalk or any of its Affiliates above $50 million, for the sale of Covered Products. The Asset Purchase Agreement also clarified that in cases where Immunewalk licenses any of the VB-601 Assets, the Company is entitled to receive a low-teen digit percentage of the License Fees actually received by Immunewalk from a Licensee with respect to Net Sales of such Licensee and adjusted the definition of Net Sales in the Asset Purchase Agreement. In addition, the parties further agreed that in the event of an asset sale by Immunewalk, the royalty rates shall be adjusted as set forth in the Asset Purchase Agreement.

The following unaudited pro forma condensed combined financial information gives effect to the (i) Merger, (ii) the Notable Pre-Closing Financing, (iii) the VB-601 Asset Sale and (iv) the Reverse Share Split.

In the unaudited pro forma condensed combined financial statements, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”), the Merger is a reverse asset acquisition accounted for as a reverse recapitalization, equivalent to Notable issuing stock for the net assets of VBL, because the assets of VBL at the Effective Date are primarily cash and cash equivalents. Notable was determined to be the accounting acquirer based upon the terms of the Merger and other factors including: (1) Notable stockholders will own a substantial majority of the voting rights of the combined organization; (2) Notable will designate a majority (six of seven of the initial members of the board of directors of the combined organization); and (3) Notable’s senior management will hold all key positions in senior management of the combined organization.

As a result of Notable being treated as the accounting acquirer, the historical results of operations prior to the Merger will be those of Notable. VBL’s assets and liabilities will be measured and recognized at their fair values, which approximates carrying value, with no goodwill or other intangible assets recorded.

The unaudited pro forma combined balance sheet data as of September 30, 2023 assumes that the Merger took place on September 30, 2023 and combines the VBL and Notable historical balance sheets as of September 30, 2023. The unaudited pro forma condensed combined statements of operations assumes that the Merger took place on January 1, 2022 and combines the historical results of VBL and Notable for the nine months ended September 30, 2023 and for the year ended December 31, 2022.

The historical financial statements of VBL and Notable have been adjusted to give pro forma effect to reflect the accounting for the transactions in accordance with U.S. GAAP. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined organization upon consummation of the Merger.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the prior pro forma adjustment criteria with a revised approach to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial statements. VBL and Notable have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

This information should be read together with the historical financial statements and related notes of Notable and VBL which are included as exhibits to this current report.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Merger taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined entity. In the opinion of management, all necessary adjustments to the unaudited pro forma condensed combined financial statements have been made. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments are based on information currently available and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, are based on preliminary estimates and may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger based on information available at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

(in US Dollars in thousands, except share and per share amounts)

	VBL	Notable	Transaction Accounting Adjustments	Notes	Pro Forma Combined
	Note A	Note B	Note C
Assets
Current assets:
Cash and cash equivalents	$20,768	$1,118	$2,729	(b)	$24,865
			250	(f)
Prepaid expenses and other current assets	171	776	-		947
Total current assets	20,939	1,894	2,979		25,812
Property and equipment, net	-	329	-		329
Finance lease right-of-use assets, net	-	357	-		357
Operating lease right-of-use assets	-	1,812	-		1,812
Investment in SAFE	-	1,500	-		1,500
Other assets	-	224	-		224
Total assets	$20,939	$6,116	$2,979		$30,034

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$748	$2,104	$-		$2,852
Accrued expenses and other current liabilities	1,853	900	3,632	(e)	6,385
Accounts payable and accrued expenses - related party		213	-		213
Finance lease liabilities, current	-	77	-		77
Operating lease liabilities, current	-	442	-		442
Total current liabilities	2,601	3,736	3,632		9,969
Finance lease liabilities, net of current amount	-	284	-		284
Operating lease liabilities, net of current amount	-	1,378	-		1,378
SAFE notes	-	8,459	(8,459)	(a)	-
Redeemable convertible preferred stock warrant liability	-	231	(231)	(g)	-
Total liabilities	2,601	14,088	(5,058)		11,631
Series A redeemable convertible preferred stock	-	6,653	(6,653)	(c)	-
Series B redeemable convertible preferred stock	-	21,440	(21,440)	(c)	-
Series C redeemable convertible preferred stock	-	7,259	(7,259)	(c)	-
Stockholder’s equity (deficit):
Common stock	-	15	(15)	(c)	-
Ordinary shares	175	-	529	(c)	704
Additional paid in capital	317,120	34,519	8,459	(a)	95,703
			2,729	(b)
	-	-	(264,119)	(c)
	-	-	396	(d)
	-	-	(3,632)	(e)
	-	-	231	(g)
Accumulated deficit	(298,957)	(77,858)	298,957	(c)	(78,004)
	-	-	(396)	(d)
	-	-	250	(f)
Total stockholders’ equity (deficit)	18,338	(43,324)	43,389		18,403
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$20,939	$6,116	$2,979		$30,034

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

(in US Dollars in thousands, except share and per share amounts)

	VBL	Notable	Transaction Accounting Adjustments	Notes	Pro Forma Combined
	Note A	Note B	Note C

Revenue	$-	$122	$-		$122
Cost of revenues	(2)	(31)	-		(33)
Gross profit	(2)	91	-		89
			-
Operating expenses:
Research and development expenses, net	(2,176)	3,341	-		1,165
General and administrative expenses	6,959	7,005	-		13,964
Capital gain, net of impairment on property, plant and equipment	(231)	-	-		(231)
Total operating expenses	4,552	10,346	-		14,898
Loss from operations	(4,554)	(10,255)	-		(14,809)

Other income, net	-	3,441	(2,159)	(a)(b)	1,282
Financial income	67	-	-		67
Financial expenses	(93)	-	-		(93)
Other (expense) income	(26)	3,441	(2,159)		1,256
Net loss	$(4,580)	$(6,814)	$(2,159)		$(13,553)

Loss per share - basic and diluted	$(2.05)				$(1.51)
Weighted average shares outstanding - basic and diluted	2,233,994		6,745,202	(c)	8,979,196

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(in US Dollars in thousands, except share and per share amounts)

	VBL	Notable	Transaction Accounting Adjustments	Notes	Pro Forma Combined
	Note A	Note B	Note C

Revenue	$658	$8	$-		$666
Cost of revenues	(104)	-	-		(104)
Gross profit	554	8	-		562
			-
Operating expenses:
Research and development	21,653	7,776	-		29,429
General and administrative expenses	11,754	5,156	396	(a)	17,306
Total operating expenses	33,407	12,932	396		46,735
Loss from operations	(32,853)	(12,924)	(396)		(46,173)

Other expense, net	-	(1,483)	3,060	(b)	1,577
Financial income	634	-	-		634
Financial expenses	(85)	-	-		(85)
Other income (expense)	549	(1,483)	3,060		2,126
Net loss	$(32,304)	$(14,407)	$2,664		$(44,047)

Loss per share - basic and diluted	$(14.58)				$(4.92)
Weighted average shares outstanding - basic and diluted	2,215,850		6,745,202	(c)	8,961,052

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transactions

The Merger

On February 22, 2023, Vascular Biogenics Ltd. (“VBL” or the “Company”) entered into a Merger Agreement (the “Merger Agreement”) among VBL, Notable Labs, Inc. (“Notable”) and Vibrant Merger Sub, Inc., VBL’s direct, wholly-owned subsidiary (“Merger Sub”), pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Notable merged with and into Merger Sub at the effective time (“Effective Time”), with Notable continuing after the merger as the surviving corporation and VBL’s wholly-owned subsidiary (such transaction, the “Merger”). The Merger was intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

On October 16, 2023, VBL closed the Merger with Notable. In conjunction with the Merger, the Company changed its name from “Vascular Biogenics Ltd.” to “Notable Labs, Ltd.” (the “Name Change”).

Also on October 16, 2023, in connection with, and prior to completion of, the Merger, the Company effected a 1-for-35 reverse share split (the “Reverse Share Split”) of its ordinary shares, of a nominal value of NIS 0.35 each (“Ordinary Shares”).

Immediately following the Reverse Share Split, at the Effective Time, there were approximately 8,936,365 Ordinary Shares outstanding, of which, the existing VBL shareholders owned approximately 2,218,306 outstanding Ordinary Shares and the former Notable shareholders owned approximately 6,718,059 outstanding Ordinary Shares. On a fully-diluted basis, the former Notable shareholders beneficially own approximately 75.2% of the Ordinary Shares. The officers and directors of Notable prior to the Closing and certain Notable stockholders are subject to lock-up agreements. Pursuant to the lock-up agreements, the parties have agreed, except in limited circumstances, not to offer, pledge, sell or otherwise transfer or dispose of, directly or indirectly, or engage in swap or similar transactions with respect to the Ordinary Shares, or securities exchangeable for Ordinary Shares, for a period of 60 days following the Closing.

In addition, effective upon the Closing, the holders of unexercised Notable stock options and warrants immediately prior to the Closing were issued replacement stock options and warrants to purchase an aggregate of 255,646 Ordinary Shares.

Notable Pre-Closing Financing

Beginning on February 21, 2023, Notable issued and sold Series D SAFEs to existing Notable stockholders and their affiliates (the “SAFE Investors”) in the aggregate amount of approximately $4.4 million. The Series D SAFEs converted into shares of Notable’s Series D-1 Preferred Stock, par value $0.001 (the “Series D-1 Preferred Stock”), at a 30% discount to the price the Series D Investors will pay for Notable’s Series D-2 Preferred Stock, par value $0.001 (the “Series D-2 Preferred Stock” and together with the Series D-1 Preferred Stock, the “Purchased Securities”).

On February 22, 2023, Notable entered into a Series D Preferred Stock Purchase Agreement (the “Purchase Agreement”) with existing Notable stockholders and their affiliates (the “Series D Investors,” and together with the SAFE Investors, the “Investors”), pursuant to which, among other things, the Series D Investors agreed to purchase approximately $6.0 million of Notable Series D-2 Preferred Stock. The Purchased Securities were exchanged for Ordinary Shares in the Merger pursuant to the Exchange Ratio.

On June 28, 2023, Notable entered into Simple Agreements for Future Equity (the “D-2 SAFEs”) with certain investors who committed to purchase shares of Series D-2 Preferred Stock pursuant to the Series D Purchase Agreement. The D-2 SAFEs converted into shares of Series D-2 Preferred Stock without a discount and reduced the purchase price owed by each such investor under the Series D Purchase Agreement on a dollar-for-dollar basis. Through September 30, 2023, Notable received approximately $3.3 million of aggregate gross proceeds from the purchasers of the D-2 SAFEs.

VB-601 Asset Sale

On October 16, 2023, the Company completed the sale of VB-601 and MOSPD2 related assets (the “VB-601 Asset Sale”) to Immunewalk Therapeutics Inc. (“Immunewalk”), pursuant to the terms of an Asset Purchase Agreement dated as of October 1, 2023, between the Company and Immunewalk (the “Asset Purchase Agreement”). Under the Asset Purchase Agreement, Immunewalk agreed to pay an upfront cash payment of $250,000 to the Company at the closing and additional payments of up to $4.75 million upon the achievement of clinical and commercial milestones by Immunewalk, its Affiliates or Licensees. Immunewalk also agreed to pay a low to mid-single digit percentage tiered royalty on aggregate annual Net Sales by Immunewalk or any of its Affiliates above $50 million, for the sale of Covered Products. The Asset Purchase Agreement also clarified that in cases where Immunewalk licenses any of the VB-601 Assets, the Company is entitled to receive a low-teen digit percentage of the License Fees actually received by Immunewalk from a Licensee with respect to Net Sales of such Licensee and adjusted the definition of Net Sales in the Asset Purchase Agreement. In addition, the parties further agreed that in the event of an asset sale by Immunewalk, the royalty rates shall be adjusted as set forth in the Asset Purchase Agreement.

2. Basis of Presentation

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Management has elected not to present management’s adjustments and has only presented transaction accounting adjustments in the unaudited pro forma condensed combined financial statements. VBL and Notable have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined balance sheet data as of September 30, 2023 assumes that the Merger took place on September 30, 2023 and combines the VBL and Notable historical balance sheets as of September 30, 2023. The unaudited pro forma condensed combined statement of operations assumes that the Merger took place on January 1, 2022 and combines the historical results of VBL and Notable for the nine months ended September 30, 2023 and for the year ended December 31, 2022. Additionally, the unaudited pro forma condensed combined balance sheet and statements of operations reflect the other transactions that will have occurred at or prior to the completion of the Merger.

The Merger in these unaudited pro forma condensed combined financial statements is a reverse asset acquisition that has been accounted for as a reverse recapitalization, equivalent to Notable issuing stock for the net assets of VBL, in accordance with ASC 805, because at the closing of the Merger, the primary pre-combination assets of VBL will be cash and cash equivalents. VBL will be treated as the acquired company for accounting purposes, whereas Notable will be treated as the accounting acquirer. The net assets of VBL will be stated at fair value, which approximates carrying value, with no goodwill or other intangible assets recorded, and the historical results of operations prior to the Merger will be those of Notable. The historical financial statements of VBL and Notable have been adjusted to give effect to unaudited pro forma events. The unaudited pro forma condensed combined financial statements also give effect to other transactions described below that are not directly attributable to the Merger but are deemed relevant to the pro forma financial position and operations of the combined companies.

Pro forma adjustments related to the Notable Pre-Closing Financing for aggregate cash proceeds of approximately $2.7 million reflects the additional issuance of Notable preferred stock as part of the $10.3 million Notable Pre-Closing Financing that was completed immediately upon the closing of the Merger as a condition to the Merger Agreement. The shares of Notable preferred stock in the Notable Pre-Closing Financing (including those issued upon cancellation of the Series D SAFEs) were converted into Ordinary Shares as part of the Exchange Ratio at the Effective Time of the Merger.

To the extent there are significant changes to the business following completion of the Merger, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Merger. There can be no assurances that these additional analyses will not result in material changes to the unaudited pro forma condensed combined financial statements.

3. Pro Forma Adjustments

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows (in US Dollars, except share and per share amounts):

Unaudited Pro Forma Condensed Combined Balance Sheet – As of September 30, 2023

Note A	Derived from the historical condensed consolidated balance sheet of VBL as of September 30, 2023.

Note B	Derived from the historical condensed balance sheet of Notable as of September 30, 2023.

Note C	Transaction Accounting Adjustments:

(a)	To reclassify $8.5 million of Notable SAFE notes liability to additional paid-in capital as the SAFE notes will be converted into shares of Notable’s Series D-1 Preferred Stock that will result in the eventual exchange of such securities and other securities held by Notable stockholders for Ordinary Shares in connection with the Merger. The SAFE note conversion will be triggered by the Merger.

(b)	To record the closing of Notable’s private financing in the aggregate amount of approximately $2.7 million of additional investment in the form of Series D-2 Preferred Stock upon closing of the Merger that will result in the eventual exchange of such securities and other securities held by Notable stockholders for Ordinary Shares in connection with the Merger Exchange Ratio. The estimated Pre-Closing Financing transaction costs are included as an adjustment to the accrued expenses and other current liabilities line item, which is detailed in pro forma adjustment (e) below.

(c)	To give effect to the reverse recapitalization, whereby each share of Notable’s common stock (including the conversion of all Notable preferred stock into common stock on a 1-for-1 basis) outstanding immediately prior to the Effective Time was converted into the right to receive approximately 0.0627 Ordinary Shares after adjusting for the Reverse Share Split. Immediately following the Reverse Share Split, at the Effective Time, there were approximately 8,936,365 Ordinary Shares outstanding, of which, the existing VBL shareholders owned approximately 2,218,306 outstanding Ordinary Shares and the former Notable shareholders owned approximately 6,718,059 outstanding Ordinary Shares. All shares of Notable stock issued in connection with the Notable pre-closing financings were exchanged for Ordinary Shares as part of the Merger and the terms thereof will not have a continuing impact after the consummation of the Merger. In connection with the reverse recapitalization, VBL’s historical accumulated deficit of $299 million is credited to additional paid-in capital. The estimated Merger transaction costs are included as an adjustment to the accrued expenses and other current liabilities line item, which is detailed in pro forma adjustment (e) below.

(d)	To recognize stock-based compensation expense of $0.4 million associated with VBL stock options and restricted stock units that contain change in control provisions which trigger the acceleration of vesting upon closing of the Merger. Notable’s stock options contain a double trigger acceleration provision and will not have accelerated vesting upon the Closing of the Merger.

(e)	To recognize $3.6 million of incremental Merger and Pre-Closing Financing transaction costs incurred by the accounting acquirer, Notable, subsequent to September 30, 2023 in connection with the Merger.

(f)	To record VB-601 Asset Sale of $0.3 million in connection with closing of the Merger.

(g)	To reclassify $0.2 million of Notable preferred stock warrant liability to additional paid-in capital as the Notable warrants meet the fixed-for-fixed indexation criteria to be equity classified upon the consummation of the Merger.

Unaudited Pro Forma Condensed Combined Statement of Operations - For The Nine Months Ended September 30, 2023

Note A	Derived from the historical condensed consolidated statement of operations of VBL for the nine months ended September 30, 2023.

Note B	Derived from the historical condensed statement of operations of Notable for the nine months ended September 30, 2023.

Note C	Transaction Accounting Adjustments:

(a)	Reflects the elimination of the $4.9 million gain on change in fair value of Notable preferred stock warrant liability upon reclassification of the Notable preferred stock warrant liabilities to equity as of January 1, 2022 because the warrant will be converted into a like warrant that will convert into common shares.

(b)	Reflects the elimination of the $2.7 million loss on change in fair value of the Notable SAFE notes as of January 1, 2022 in connection with the Merger because the SAFE notes will be converted into Notable preferred stock that will be exchanged for Ordinary Shares.

(c)	The pro forma basic and diluted net loss per share amounts presented are based upon the number of shares of common stock outstanding as if the Merger had occurred on January 1, 2022. This includes the issuance of 6,718,059 Ordinary Shares to the shareholders of Notable in connection with the Merger and 27,143 restricted stock units that vest upon the closing of the Merger. Potentially dilutive securities have been excluded from the computation of net loss per share as such securities would have been anti-dilutive. There were 150,886 Ordinary Shares underlying outstanding options and RSUs at September 30, 2023 that were excluded from the computation of net loss per share as such securities would have been anti-dilutive. Further, a total of 255,646 Ordinary Shares underlying Notable outstanding options (160,648 Ordinary Shares related to Notable options to purchase 2,553,815 shares of Notable common stock) and warrants (94,998 Ordinary Shares related to Notable warrants to purchase 1,510,138 shares of Notable common stock) at September 30, 2023 were excluded from the computation of net loss per share as such securities would have been anti-dilutive. Outstanding Notable options and warrants will become options and warrants to purchase Ordinary Shares following the Merger. The following table illustrates the adjustment to the weighted average shares outstanding used in the earnings per share calculations:

For the Nine Months Ended September 30, 2023	Weighted Average Shares Outstanding
VBL Historical Shares[1]	2,233,994

VBL Ordinary Shares to be issued to Notable shareholders in connection with the Merger	6,718,059
VBL restricted stock units that vest upon change of control	27,143
Transaction Accounting Adjustment (b)	6,745,202

Pro Forma Combined Shares
8,979,196

(1) Includes the weighted average effect of fully vested pre-funded warrants and fully vested restricted stock units.

Unaudited Pro Forma Condensed Combined Statement of Operations - For The Year Ended December 31, 2022

Note A	Derived from the historical audited consolidated statement of operations of VBL for the year ended December 31, 2022.

Note B	Derived from the historical audited statement of operations of Notable for the year ended December 31, 2022.

Note C	Transaction Accounting Adjustments:

(a)	To recognize stock-based compensation expense of $0.4 million associated with VBL stock options and restricted stock units that contain change in control provisions which trigger the acceleration of vesting upon closing of the Merger. Notable’s stock options contain a double trigger acceleration provision and will not have accelerated vesting upon the Closing of the Merger.

(b)	Reflects the elimination of the $3.1 million loss on change in fair value of Notable preferred stock warrant liability upon reclassification of the Notable preferred stock warrant liabilities to equity as of January 1, 2022 because the warrant will be converted into a like warrant that will convert into common shares.

(c)	The pro forma basic and diluted net loss per share amounts presented are based upon the number of shares of common stock outstanding as if the Merger had occurred on January 1, 2022. This includes the issuance of 6,718,059 Ordinary Shares to the shareholders of Notable in connection with the Merger and 27,143 restricted stock units that vest upon the closing of the Merger. Potentially dilutive securities have been excluded from the computation of net loss per share as such securities would have been anti-dilutive. There were 150,886 Ordinary Shares underlying outstanding options and RSUs at September 30, 2023 that were excluded from the computation of net loss per share as such securities would have been anti-dilutive. Further, a total of 255,646 Ordinary Shares underlying Notable outstanding options (160,648 Ordinary Shares related to Notable options to purchase 2,553,815 shares of Notable common stock) and warrants (94,998 Ordinary Shares related to Notable warrants to purchase 1,510,138 shares of Notable common stock) at September 30, 2023 were excluded from the computation of net loss per share as such securities would have been anti-dilutive. Outstanding Notable options and warrants will become options and warrants to purchase Ordinary Shares following the Merger. The following table illustrates the adjustment to the weighted average shares outstanding used in the earnings per share calculations:

For the Year Ended December 31, 2022	Weighted Average Shares Outstanding
VBL Historical Shares[1]	2,215,850

VBL Ordinary Shares to be issued to Notable shareholders in connection with the Merger	6,718,059
VBL restricted stock units that vest upon change of control	27,143
Transaction Accounting Adjustment (b)	6,745,202

Pro Forma Combined Shares
8,961,052

(1) Includes the weighted average effect of fully vested pre-funded warrants and fully vested restricted stock units.